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                                                                    Exhibit 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                                                             September 25, 2001

Alamosa Holdings, Inc.
5225 S. Loop 289
Lubbock, Texas  79424

         Re:   Alamosa Holdings, Inc.
               Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special counsel to Alamosa Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (File No. 333-66358), filed with the Securities and Exchange Commission (the "Commission") on July 31, 2001 under the Securi ties Act of 1933, as amended (the "Securities Act") and Amendment No. 1 to the registration statement, filed with the Commission on September 25, 2001 (as so amended, the "Registration Statement"). The Registration Statement relates to the resale of up to an aggregate of 30,649,990 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company, by certain stock holders of the Company (the "Selling Stockholders"), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act.

     This opinion is being furnished in accordance with the requirements of
Item 601(b) (5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) a specimen certificate evidencing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Amended and Restated By-laws of the Company, as presently in effect; and (v) certain resolutions of the Board of Directors of the Company. We


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Alamosa Holdings, Inc.
September 25, 2001
Page 2

have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction, except the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP